Exhibit 99.1

Verano Announces Appointment of John Tipton and Charles Mueller to Board of Directors

CHICAGO, July 20, 2023 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the appointment of John Tipton, President of the Southern Region, and Charles Mueller to its Board of Directors (the “Board”) in conjunction with the retirement of Mike Smullen.

“We are pleased to welcome John and Charles as the newest members of the Verano Board of Directors and thank Mike for his years of service to the organization,” said George Archos, Verano Founder and Chief Executive Officer. “John has built an impressive operation in Florida and has been an incredible contributor to the Company, while Charles brings a deep tax and accounting background, including over 35 years at PepsiCo, that nicely complements the Board’s skillset. The Board looks forward to working alongside John and Charles in supporting the continued growth of the organization and providing high-quality products and exceptional hospitality for our growing patient and consumer base.”

Following Mike Smullen’s resignation from the Board on July 19, 2023, the Board approved a proposal to increase in size from four to five members, with Mr. Tipton and Mr. Mueller filling the two vacancies. Mr. Smullen’s resignation is solely related to his desire to retire and is not the result of any disagreement between Mr. Smullen and the Company, its management, the Board or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies and practices.

Mr. Tipton served as President of the Company from February 2021 until June 2023, when he was named President of the Southern Region. Beginning in 1997, he served as Chief Executive Officer of Plants of Ruskin, LLC, which became a subsidiary of the Company upon its acquisition in February 2021 and the Company’s sizable entrance into the attractive Florida market. Mr. Tipton’s acumen in accounting, finance, agriculture and construction developed through his experience as founder and Chief Executive Officer of Plants of Ruskin, LLC, have been directly applied in his officer positions with the Company.

Since 2021, Mr. Mueller has provided independent corporate tax consulting services to Tropicana Products, Inc. and Cresa Partners Boston, Inc. From 1985 to 2021, he served in increasingly senior tax roles at PepsiCo, Inc., including as Vice President, State and Local Tax of the PepsiCo Corporate Division. In these roles, Mr. Mueller was responsible for all tax planning, accounting, compliance, audit, Sarbanes-Oxley Act compliance and controversy management arising at the state and local levels. Prior to his service with PepsiCo, Inc. Mr. Mueller served as a tax professional at a number of institutions, including Avon Products, Inc., SCM Corporation and Intercontinental Hotels Corporation. Mr. Mueller’s extensive experience in tax matters, accounting, compliance and audit will enhance the Audit Committee functions and provide valuable expertise to the Company.

About Verano

Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano offers a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at www.verano.com.

Contacts:

Media

Verano

Steve Mazeika

VP, Communications

Steve.Mazeika@verano.com

312-348-4430

Investors

Verano

Julianna Paterra, CFA

VP, Investor Relations

investors@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q for 2023 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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